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                                                               Exhibit (J)(1)(v)


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 66 to the PIMCO Funds Registration Statement on Form N1-A (File No. 3336528) ("Registration Statement") of our report dated December 3, 2001, relating to the financial statements and financial highlights which appear in the June 30, 2001 Annual Report to Shareholders of the Dresdner RCM Global Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, MA 02110
December 26, 2001